REEBOK INTERNATIONAL LTD.
                 (Amounts in Thousands, Except Per Share Data)


Exhibit 11  -  Statement RE:  Computation of Per Share Earnings


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
                                           Three Months Ended      Six Months Ended
                                                June 30,             June 30,
                                           __________________     ________________

                                            1997         1996      1997       1996
                                            ____         ____      ____       ____

Primary
________________________________

Average shares outstanding                 56,140       72,979    56,044    73,682

Net effect of dilutive stock options        2,010          943     2,270       858
                                          _______      _______   _______   _______

Total                                      58,150       73,922    58,314    74,540

                                          =======      =======   =======   =======

Net income                                $20,322      $19,813   $60,506   $68,228

                                          =======      =======   =======   =======

Per share amount                          $  0.35      $  0.27   $  1.03   $   .92

                                          =======      =======   =======   =======

Fully Diluted
________________________________

Average shares outstanding                 56,140       72,979    56,044    73,682

Net effect of dilutive stock options        2,436        1,273     2,478     1,309
                                          _______      _______   _______   _______

Total                                      58,576       74,252    58,522    74,991

                                          =======      =======   =======   =======

Net income                                $20,322      $19,813   $60,506   $68,228

                                          =======      =======   =======   =======

Per share amount                          $   .35      $  0.27   $  1.03   $  0.91

                                          =======      =======   =======   =======


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